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                                                                       EXHIBIT 5
                                  May 31, 1994



SouthTrust Corporation
420 North 20th Street
Birmingham, Alabama  35203

Ladies and Gentlemen:

                 In our capacity as counsel for SouthTrust Corporation, a Delaware corporation ("SouthTrust"), we have examined the Registration Statement on Form S-4 (the "Registration Statement"), in form as proposed to be filed by SouthTrust with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, relating to the proposed merger (the "Merger") of First Columbus Community Bank & Trust Company, a Georgia state banking corporation ("First Columbus"), with and into SouthTrust Bank of Columbus, National Association, a national banking association, and the issuance of up to 500,000 shares of common stock, par value $2.50 per share, of SouthTrust (the "Shares") and up to 222,222 rights to purchase 1/100th of one share of Series A Junior Participating Preferred Stock (the "Rights") in connection with the Merger. Pursuant to the Merger, each holder of shares of common stock of First Columbus will receive shares of SouthTrust common stock. In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

                 Upon the basis of the foregoing, we are of the opinion that:

                 (i) The Shares and Rights to be offered under the Registration Statement, to the extent actually issued pursuant to the Merger, will have been duly and validly authorized and issued and will be fully paid and nonassessable; and

                 (ii) Under the laws of the State of Delaware, no personal liability will attach to the ownership of the Shares and Rights.





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SouthTrust Corporation
May 31, 1994
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                 We hereby consent to the filing of this opinion with the
Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to our firm under the caption "LEGAL MATTERS" in the Proxy Statement/Prospectus which is a part of the Registration Statement.

                                                            Yours very truly,